                                   EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                      QUARTER ENDED MARCH 31,
                                                                                                1997
                                                                                     --------------------------
                                                                                        BASIC        DILUTED
                                                                                     ------------  ------------
Weighted average shares outstanding................................................    15,100,000    15,100,000
Dilutive effect of stock performance plans.........................................                     496,131
                                                                                     ------------  ------------
                                                                                       15,100,000    15,596,131
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Net income.........................................................................  $     31,964  $     31,964
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Earnings per share.................................................................  $       2.12  $       2.05
                                                                                     ------------  ------------
                                                                                     ------------  ------------


                                                                                      QUARTER ENDED MARCH 31,
                                                                                                1998
                                                                                     --------------------------
                                                                                        BASIC        DILUTED
                                                                                     ------------  ------------
Weighted average shares outstanding................................................    15,167,645    15,167,645
Dilutive effect of stock performance plans.........................................                     386,659
                                                                                     ------------  ------------
                                                                                       15,167,645    15,554,304
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Net income.........................................................................  $      7,785  $      7,785
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Earnings per share.................................................................  $       0.51  $       0.50
                                                                                     ------------  ------------
                                                                                     ------------  ------------

                                                                                      NINE MONTHS ENDED MARCH
                                                                                              31, 1997
                                                                                     --------------------------
                                                                                        BASIC        DILUTED
                                                                                     ------------  ------------
Weighted average shares outstanding................................................    15,100,000    15,100,000
Dilutive effect of stock performance plans.........................................                     394,075
                                                                                     ------------  ------------
                                                                                       15,100,000    15,494,075
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Net income.........................................................................  $     50,412  $     50,412
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Earnings per share.................................................................  $       3.34  $       3.25
                                                                                     ------------  ------------
                                                                                     ------------  ------------

                                                                                      NINE MONTHS ENDED MARCH
                                                                                              31, 1998
                                                                                     --------------------------
                                                                                        BASIC        DILUTED
                                                                                     ------------  ------------
Weighted average shares outstanding................................................    15,154,129    15,154,129
Dilutive effect of stock performance plans.........................................                     474,086
                                                                                     ------------  ------------
                                                                                       15,154,129    15,628,215
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Net income.........................................................................  $     25,249  $     25,249
                                                                                     ------------  ------------
                                                                                     ------------  ------------
Earnings per share.................................................................  $       1.67  $       1.62
                                                                                     ------------  ------------
                                                                                     ------------  ------------

    At March 31, 1998, the Company had outstanding anti-dilutive commitments under its stock performance plans covering 523,082 shares.